UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 16, 2017
Date of report (Date of earliest event reported)
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TERRAVIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080
(Address of Principal Executive Offices)

94080
(Zip Code)

(650) 780-4777
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 16, 2017, TerraVia Holdings, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is not in compliance with the requirement of NASDAQ Listing Rule 5450(b)(2)(A) for continued listing on The NASDAQ Global Market as a result of the market value of the Company’s listed securities (“MVLS”) being below the minimum $50 million for 30 consecutive business days. This notification has no effect on the listing of the Company’s common stock at this time.
In accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until December 13, 2017, to regain compliance with NASDAQ Listing Rule 5450(b)(2)(A). To regain compliance, the Company’s MVLS must close at $50 million or more for a minimum of 10 consecutive business days. If the Company does not regain compliance during such period, NASDAQ will provide notice that the Company’s common stock will be subject to delisting from The NASDAQ Stock Market. In that event, the Company may appeal such determination to a hearings panel.
The Company intends to monitor its MVLS actively and is currently evaluating its available options to resolve the deficiency and regain compliance with NASDAQ Listing Rule 5450(b)(2)(A).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERRAVIA HOLDINGS, INC.
(Registrant)

Date:	June 21, 2017	By:	/s/ TYLER W. PAINTER
Tyler W. Painter
Chief Operating Officer and Chief Financial Officer